EXHIBIT J


                           McGLADREY & PULLEN, L.L.P.
                   Certified Public Accountants & Consultants




                         CONSENT OF INDEPENDENT AUDITORS



     We hereby consent to the use of our report dated January 29, 1999, on the financial statements of California Daily Tax Free Income Fund, Inc. referred to therein, which is incorporated by reference in Post-Effective Amendment No. 18 to the Registration Statement on Form N-1A, File No. 33-10436, of California Daily Tax Free Income Fund, Inc. as filed with the Securities and Exchange Commission.

     We also consent to the reference to our Firm in the Prospectus under the caption "Financial Highlights" and in the Statement of Addtional Information under the captions "Counsel and Auditors" and "Financial Statements".



                                             /s/McGLADREY & PULLEN, LLP
                                                McGladrey & Pullen, LLP




New York, New York
April 22, 1999